Registration No. 333-266067

As filed with the Securities Exchange Commission on May 19, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-1760117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Post Office Box 864

Frisco, TX 75034

Telephone: (972) 987-5130

(Address, including zip code, and telephone number, of registrant’s principal executive offices)

Norma Garcia

General Counsel

Post Office Box 864

Frisco, TX 75034

Telephone: (972) 987-5130

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John J. Wolfel

Chris Babcock

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, Florida 32202

(904) 359-2000

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Our original registration statement (the “Registration Statement”) on Form S-1 (File No. 333-266067) was filed with the U.S. Securities and Exchange Commission (the “SEC”) and was declared effective on September 2, 2022. This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed to convert the Registration Statement into a Registration Statement on Form S-3 and contains an updated prospectus relating to the offering and sale of the shares of our Class A common stock remaining available for sale under the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement amends and restates the information contained in the Registration Statement under the headings contained herein and is being filed to include information contained in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on April 17, 2023, and to update certain other information in the registration statement.

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 19, 2023

PROSPECTUS

STRYVE FOODS, INC.

11,502,355 Shares of Class A Common Stock

This prospectus relates to the issuance of up to 6,145,995 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Stryve Foods, Inc., a Delaware corporation (the “Company” or “Stryve”), for a set of one Class B Common Unit (“Holdings Class B Units”) of Andina Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of Stryve (“Holdings”), and one share of Class V common stock, par value $0.0001 per share (the “Class V Common Stock”) of Stryve, tendered for exchange by one or more of the members of Holdings pursuant to their contractual rights, and the possible resale from time to time of up to 11,502,355 shares of Class A Common Stock (consisting of 6,145,995 shares issuable upon exchange of one set of one Holdings Class B Unit and one share of Class V Common Stock and 5,356,360 shares previously issued upon such exchange) by the selling stockholders named herein.

The selling stockholders may sell or otherwise dispose of the shares of Class A Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of Class A Common Stock in the section entitled “Plan of Distribution” on page 8. The selling stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the shares with the Securities and Exchange Commission.

Our shares of Class A Common Stock and Warrants are listed on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively. On May 10, 2023, the closing sale price per share of our Class A Common Stock and Warrants was $0.4349 and $0.0244, respectively.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and are subject to reduced public company reporting requirements.

Investing in our Class A Common Stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Class A Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2023.

TABLE OF CONTENTS

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under which the Selling Securityholders may, from time to time, offer and sell, any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use the registration statement to sell shares of Class A common stock up to the amounts set forth in the section entitled “Selling Securityholders”, from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A common stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus, together with the information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

All references in this prospectus to “Stryve,” the “Company,” “we,” “us,” “our,” or similar references refer to Stryve Foods, Inc. and our consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

i

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, the section entitled “Risk Factors” in our most recent annual report on Form 10-K incorporated by reference herein (together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q, current reports on Form 8-K or other documents that we file with the Securities and Exchange Commission, which are incorporated herein by reference as described under the heading “Where You Can Find Additional Information”), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to the “Company,” “Stryve” “we,” “our,” “us” or similar terms mean Stryve Foods, Inc. and our consolidated subsidiaries.

Overview

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, generally contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its owned e-commerce websites as well as direct to consumer through the Amazon platform.

Stryve believes increased consumer focus in the U.S. on health and wellness will continue to drive growth of the nutritional snacking category and increase demand for Stryve’s products. Stryve has made substantial investments since its inception in product development, establishing its manufacturing facility, and building its marketing, sales and operations infrastructure to grow its business. Stryve intends to continue to invest in product innovation and acquisition, improving its supply chain, increasing its manufacturing capacity, and expanding its marketing and sales initiatives to continue its growth.

Additional information about us can be found in our most recent annual report on Form 10-K incorporated by reference herein together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q.

Corporate Information

Andina was a blank check company incorporated as a Cayman Islands exempted company on July 29, 2016. Stryve Foods, LLC was a Texas limited liability company formed on January 13, 2017. On July 20, 2021, we completed the Business Combination, under which Andina was domesticated as a corporation in the State of Delaware, renamed “Stryve Foods, Inc.” and was organized as an “Up-C” structure in which substantially all of the assets of the combined company are held by Holdings, and our only assets are our equity interests in Holdings. As the managing member of Holdings, we have full, exclusive and complete discretion to manage and control the business of Holdings and to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of Holdings set forth in the Amended Holdings Operating Agreement. As of the open of trading on July 21, 2021, our Class A Common Stock and Warrants, formerly those of Andina, began trading on Nasdaq as “SNAX” and “SNAXW,” respectively.

Our principal executive offices are located at P.O. Box 864, Frisco, Texas 75034, and our telephone number is (972) 987-5130. Our website address is www.stryve.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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The Offering

Shares to be issued:	Up to 6,145,995 shares of Class A Common Stock for a set of one Holdings Class B Unit and one share of Class V Common Stock tendered for exchange by one or more of the members of Holdings pursuant to their contractual rights..

Shares of Class A Common Stock offered by the selling stockholders	Up to 11,502,355 shares of Class A Common Stock to be offered by the Selling Stockholders named herein (consisting of 6,145,995 shares issuable upon exchange of one set of one Holdings Class B Unit and one share of Class V Common Stock and 5,356,360 shares previously issued upon such exchange).

Use of Proceeds	We will receive no proceeds from the issuance of Class A Common Stock upon exchange of a set of one Holding Class B Unit and one share of Class V Common Stock. We will also not receive any proceeds from the sale of the shares of Class A Common Stock covered by this prospectus.

Nasdaq Capital Market symbols	Our Class A Common Stock and Warrants are listed on the Nasdaq Capital Market under the symbols “SNAX” and “SNAXW,” respectively.

Risk factors	Investing in our Class A Common Stock is highly speculative and involves a significant degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 3.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks, uncertainties and other factors described in our most recent annual report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected. If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus include, but are not limited to, statements regarding disclosure concerning our operations, cash flows, financial position and dividend policy. These forward-looking statements include, but are not limited to:

●	our market opportunity and the potential growth of that market;

●	the impact of inflation and cost increases on our business;

●	our strategy, expected outcomes and growth prospects;

●	trends in our operations, industry and markets;

●	our future profitability, indebtedness, liquidity, access to capital and financial condition; and

●	our integration of companies that we have acquired or may acquire into our operations

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We will receive no proceeds from the issuance of Class A Common Stock upon exchange of a set of one Holding Class B Unit and one share of Class V Common Stock. The selling stockholders will receive all of the net proceeds from sales of the Class A Common Stock sold pursuant to this prospectus. We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholders pursuant to this prospectus.

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SELLING SECURITYHOLDERS

This prospectus relates to the resale by the selling stockholders from time to time of up to 11,502,355 shares of Class A Common Stock (consisting of 6,145,995 shares issuable upon exchange of one set of one Holdings Class B Unit and one share of Class V Common Stock and 5,356,360 shares previously issued upon such exchange). The selling stockholders may from time to time offer and sell any or all of the Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling stockholders’ interest in the Class A Common Stock other than through a public sale.

In connection with the closing of the Company’s Business Combination on July 20, 2021, the Company, as consideration for the Business Combination transaction, issued to the Seller 11,502,355 economic, but not voting, Holdings Class B Units and 11,502,355 voting, but non-economic, shares of Class V Common Stock of the Company. At the closing of the Business Combination, the combined company was re-organized in an “Up-C” structure in which the business the Company is held by Holdings, which is a subsidiary of the Company. By virtue of the “Up-C” structure, the Company’s only direct assets consist of its equity interests in Holdings, an entity of which the Company maintains 100% voting control. As the sole voting member of Holdings, the Company has full, exclusive and complete discretion to manage and control the business and to take all action it deems necessary, appropriate, advisable, incidental, or convenient to accomplish such purposes. A set of one Holdings Class B Unit and one share of Class V Common Stock is the functional equivalent of one share of Class A Common Stock. See Management’s Discussion and Analysis-Business Combination above for additional information regarding the Business Combination.

The selling stockholders are the former members of the Seller.

Many of the selling stockholders continue to own Holdings Class B Units and shares of Class V Common Stock. Subject to the terms of the Exchange Agreement, a set of one Holdings Class B Unit and one share of Class V Common Stock is exchangeable for one share of Class A Common Stock. The selling stockholders may tender one Holdings Class B Unit and one share of Class V Common Stock owned for one share of Class A Common Stock. This prospectus registers the resale from time to time of the shares of Class A Common Stock issuable (or issued) upon exchange of a set of one Holdings Class B Unit and one share of Class V Common Stock. The exchange ratio shall be one Holdings Class B Unit and one share of Class V Common Stock for one share of Class A Common Stock. The exchange ratio may be equitably adjusted for any subdivision or combination of the Class B Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock, or for any subdivision or combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Class B Units. Concurrently with such issuance, any exchanged Class B Units shall automatically convert into Class A Units held by us, and shares of Class V Common Stock shall automatically be deemed cancelled.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders, the aggregate number of shares of Class A Common Stock held by each selling stockholder immediately prior to the sale of the shares of Class A Common Stock in this offering (assumption exchange of all Holdings Class B Units and shares of Class V Common Stock owned for shares of Class A Common Stock), the number of shares of our Class A Common Stock that may be sold by each selling stockholder under this prospectus and that each Selling Stockholder will beneficially own after this offering. Unless otherwise indicated, each selling stockholder will own less than 1% of our shares of Class A common stock following this offering.

The information presented regarding the selling stockholders is based, in part, on information the selling stockholders provided to us specifically for use herein.

The selling stockholders may have sold, transferred or otherwise disposed of some or all of the securities listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the selling stockholders will sell all of the securities being offered hereby pursuant to this prospectus.

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The following table is prepared based on information provided to us by the selling Stockholders. The following table sets forth, as of a time immediately prior to the sale of the securities in this offering as originally presented in the Registration Statement, the names of the selling Stockholders, and the aggregate number of shares of Class A common stock that they may offer pursuant to this prospectus. Information about the selling Stockholders may change from time to time, including by addition of additional selling stockholders, and if necessary, we will supplement this prospectus accordingly. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Class A Common Stock Owned Prior to Offering	Maximum Number of Shares of Class A Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Class A Common Stock Owned After Offering
Anthracite Holdings LP	189,050	189,050	-
Billie Winkle	3,458	3,458	-
Bruce Boettner	46,682	46,682	-
Chad Brown	899	899	-
Chad Henthorn	44,690	44,690	-
Chris Turner	9,967	9,967	-
Clifford P. Wagner, Jr.	268,641	143,641	125,000
David Holl	18,806	18,806	-
David R. Flinn Revocable Trust	10,744	10,744	-
Douglas John	3,469	3,469	-
Gabriel A Carimi Trust	747,271	747,271	-
African Sky Family Holdings LP	195,958	195,958	-
Green Casa Ventures, LLC	75,626	75,626	-
Greg Bohlen Farms 1, LLC	69,366	69,366	-
Hayden Creek Capital, LLC	33,389	33,389	-
Henrick Investments, LLC	264,904	241,502	23,402
Jacob Capps(5)	96,258	96,258	-
James Vess	9,453	9,453	-
Jason and Amy Kulas	1,802	1,802	-
Jason Fox	7,160	7,160	-
JAWS Investments, LLC	68,076	68,076	-
Jaxie Alt	121,077	121,077	-
JCJM Investments LLC	3,151	3,151	-
Joe Oblas	659,341	601,841	57,500	(1)
John A. Belser	32,523	32,523	-
John and Rachel Koryl	20,794	20,794	-
Julia McPhearson	7,780	7,780	-
Justin Herbert	10,156	10,156	-
Kevin Vivian	93,432	87,182	6,250	(1)
Leslie D. Rosenthal	39,615	39,615	-
Matthew and Amy Fitzgerald	2,689	2,689	-
Meaningful Protein, LLC(5)	1,467,143	1,467,143	-
Michael R. McCoy, Jr.	43,428	43,428	-
Michael Sousa	2,521	2,521	-
Monkey Toes, LLC	8,997	8,997	-
Murano Group Stryve, LLC	453,395	453,395	-
One Grassland, LLC	12,604	12,604	-
Palcap, LLC	31,511	31,511	-
Protea Consulting LLC	29,902	29,902	-
Ralph Harris	6,299	6,299	-
R. Alex Hawkins	154,218	121,718	32,500	(1)(2)
Robert S. Gee	21,996	21,996	-
Roxo Energy, LLC	37,813	37,813	-
Sarah Taylor	7,780	7,780	-
Scott Erikson and Paula Erikson	121,268	121,268	-
Seth Adams	1,260	1,260	-
Shawn M. Buck	9,967	9,967	-
Silas Ventures, L.P.	29,902	29,902	-
Stephen Eric Guy	12,604	12,604	-
Suite 201 Partners, LLC	16,196	16,196	-
Ted Casey	1,553,427	917,445	635,982	(1)(3)
TRC GST TRFBO Avery Maryanna Wommack Casey BTD 093020(4)	481,089	286,936	194,153
TRC GST TRFBO Trinity Jennifer Wommack Casey BTD 09302011(4)	481,084	286,931	194,153
TRFE LLC	9,967	9,967	-
Van Maren Financial (USA) Inc.	46,373	45,599	774
W.E. Rosenthal Interests, Ltd.	242,933	242,933	-
Wallace Capital Management, Inc.	31,134	31,134	-
William E. Rosenthal Issue Trust	80,977	80,977	-
William Weston Bray III	684	684	-
X4 Investment Partners, LLC	117,241	117,241	-

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(1)	Ownership of Class A Common Stock excludes the following shares of restricted Class A Common Stock awarded under the Incentive Plan:

Name*	Excludes

Joe Oblas	162,500 shares subject to vesting.
R. Alex Hawkins	149,000 shares subject to vesting.
Ted Casey	12,375 shares subject to vesting.
Kevin Vivian	5,750 shares subject to vesting.

These individuals are all directors and/or officers of the company and their principal business address is c/o Stryve Foods, Inc., 5801 Tennyson Pkwy, Suite 275, Plano, TX 75024.

(2)	Ownership of Class A Common Stock includes 1,000 Warrants to purchase shares of Class A Common Stock.

(3)	Includes 388,306 shares of Class A Common Stock held by the TRC GST TRFBO Trinity Jennifer Wommack Casey BTD 09302011 and the other half are owned by TRC GST TRFBO Avery Maryanna Wommack Casey BTD 09302011. Thomas Farrell Casey is the trustee and control person of, with voting and dispositive power over the securities held by, such trusts. Ted Casey disclaims beneficial ownership of the shares of Class A Common Stock owned by the trusts except to the extent of his pecuniary interest therein. After the offering, represents 4.2% ownership.

(4)	Ted Casey, the chairman of our Board, is the executor of this trust. After the offering, represents 1.3% ownership.

(5)	Jacob Capps, a former director of Stryve LLC and a current director of Seller, is a founding member and manager of Meaningful Protein LLC and could be deemed to share such indirect beneficial ownership with Meaningful Protein, LLC.

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PLAN OF DISTRIBUTION

Issuance of Class A Common Stock:

Up to 6,145,995 shares of Class A Common Stock will be issued for a set of one Holdings Class B Unit and one share of Class V Common Stock tendered for exchange by one or more of the selling stockholders pursuant to their contractual rights. We do not know when such rights will be exercised.

We will bear all costs, expenses and fees in connection with the registration and issuance of the Class A Common Stock. We will not bear any of the brokerage commissions, selling expenses or similar costs related to any resales of the Class A Common Stock.

Resale of Class A Common Stock by Selling Stockholders:

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered hereby were passed upon for us by Foley & Lardner LLP, Jacksonville, Florida.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the shares of our common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits thereto. For more information regarding us and the shares of our Class A common stock offered by this prospectus, we refer you to the full registration statement, including the exhibits filed therewith. This prospectus summarizes certain provisions of certain contracts and other documents filed as exhibits to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

You may access our SEC filings, including this registration statement, at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and file reports, proxy statements, and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website referred to above. We also maintain a website at www.lightningemotors.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8–K:

●	our annual report on Form 10–K for the fiscal year ended December 31, 2022, filed with the SEC on April 17, 2023;

●	our quarterly report on Form 10–Q for the three months ended March 31, 2023, filed with the SEC on May 15, 2023;

●	our current reports on Form 8–K filed with the SEC on February 2, 2023 and April 21, 2023;

●	our definitive revised proxy filed with the SEC on May 2, 2023; and

●	the description of the common stock contained in our registration statement on Form 8-A (File No. 001-38785), filed with the SEC on January 23, 2019, pursuant to Section 12 of the Exchange Act, as updated by Exhibit 4.5 of our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed on April 17, 2023.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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Copies of the documents incorporated herein by reference may be obtained on our website at www.stryve.com. The information on our website is not incorporated by reference into this prospectus. These documents are also available on the SEC’s website at http://www.sec.gov.

We will provide, without charge, to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus but not delivered with the prospectus, including any exhibits to such documents that are specifically incorporated by reference in those documents.

Please make your request by writing or telephoning us at the following address or telephone number:

Stryve Foods, Inc.

Post Office Box 864

Frisco, TX 75034

Telephone: (972) 987-5130

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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STRYVE FOODS, INC.

11,502,355 Shares of Class A Common Stock

PROSPECTUS

The date of this prospectus is       , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all fees and expenses payable by the registrant in connection with the sale of the securities being registered.

SEC registration fees	$976
Accounting fees and expenses	$25,000
Legal fees and expenses	$35,000
Miscellaneous expenses	$3,971
Total	$64,947

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have also entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board of Directors. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 16. EXHIBITS

Exhibit Number	Description
3.1	First Amended and Restated Certificate of Incorporation. (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

3.2	Bylaws (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed in July 20, 2021)

4.1	Form of Class A Common Stock Certificate (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on July 26, 2021)

4.2	Specimen Warrant Certificate (Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-228530))

4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 31, 2019.)

4.4	Form of Warrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 11, 2022.)

4.5	Form of Warrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on April 21, 2023.)

5.1	Opinion of Foley & Lardner LLP (Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-266067) filed on July 9, 2022)

23.1	Consent of Marcum LLP (filed herewith)

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

24.1	Power of Attorney (previously filed)

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plano, Texas, on this May 19, 2023.

STRYVE FOODS, INC.

By:	/s/ Christopher Boever
Name:	Christopher Boever
Title:	Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Boever	Chief Executive Officer and Director
Christopher Boever	(Principal Executive Officer)	May 19, 2023

/s/ R. Alex Hawkins	Chief Financial Officer
R. Alex Hawkins	(Principal Financial and Accounting Officer)	May 19, 2023

/s/ B. Luke Weil
B. Luke Weil	Director	May 19, 2023

/s/ Kevin Vivian
Kevin Vivian	Director	May 19, 2023

/s/ Robert Ramsey
Robert Ramsey	Director	May 19, 2023

/s/ Ted Casey
Ted Casey	Director	May 19, 2023

/s/ Mauricio Orellana
Mauricio Orellana	Director	May 19, 2023

/s/ Chris Whitehair
Chris Whitehair	Director	May 19, 2023

/s/ Gregory S. Christenson
Gregory S. Christenson	Director	May 19, 2023

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